Exhibit 99.1

Digimarc Reports First Quarter 2022 Financial Results

Beaverton, Ore. – May 12, 2022 – Digimarc Corporation (NASDAQ: DMRC) reported financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Financial Results

Revenue for the first quarter of 2022 increased 11% to $7.4 million compared to $6.7 million in the first quarter of 2021. The increase in revenue includes $1.5 million of revenue from the EVRYTHNG acquisition, which closed on January 3, 2022. Subscription revenue increased 30% from $2.9 million to $3.8 million, with EVRYTHNG contributing $1.2 million. Excluding the impact of EVRYTHNG, subscription revenue was lower by $0.3 million due to $0.5 million of upfront revenue recognition on a two-year contract in the first quarter of 2021, partially offset by the impact of new customer contracts. Service revenue decreased 4% from $3.8 million to $3.6 million, with EVRYTHNG contributing $0.3 million. Excluding the impact of EVRYTHNG, service revenue was lower by $0.5 million reflecting the timing of program work with the Central Banks, which accounted for $0.3 million of the decrease, and less revenue from professional services work.

Gross profit for the first quarter of 2022 decreased 23% to $3.3 million compared to $4.3 million in the first quarter of 2021. The decrease in gross profit reflects $1.2 million of amortization expense recognized in the first quarter of 2022 on intangible assets acquired in the acquisition of EVRYTHNG.

Non-GAAP gross profit for the first quarter of 2022 increased 5% to $4.9 million compared to $4.7 million in the first quarter of 2021.

Operating expenses for the first quarter of 2022 increased $8.8 million to $21.4 million compared to $12.6 million in the first quarter of 2021. The increase reflects EVRYTHNG operating expenses of $4.6 million in the first quarter of 2022. The remaining increase of $4.2 million largely reflects higher compensation costs of $1.2 million due to higher headcount and annual compensation adjustments, higher legal, accounting and tax costs of $0.7 million related to the EVRYTHNG acquisition and financing activities, a $0.6 million non-cash impairment charge in the first quarter of 2022 to write-down our lease right of use assets and leasehold improvements, higher consulting costs of $0.5 million for acquisition integration and other corporate initiatives and higher travel and conference costs of $0.5 million.

Non-GAAP operating expenses for the first quarter of 2022 increased $6.8 million to $17.0 million compared to $10.2 million in the first quarter of 2021.

Net loss for the first quarter of 2022 was $17.8 million or $(1.03) loss per common share compared to $8.2 million or $(0.50) loss per common share in the first quarter of 2021.

Non-GAAP net loss for the first quarter of 2022 was $11.9 million or $(0.69) loss per common share compared to $5.6 million or $(0.34) loss per common share in the first quarter of 2021.

At March 31, 2022, cash, cash equivalents, marketable securities totaled $24.9 million compared to $41.6 million at December 31, 2021. The $16.7 million decrease included $4.0 million of cash used to pay closing costs on behalf of EVRYTHNG and another $3.0 million to pay outstanding payables owed by EVRYTHNG at the time of closing, net of the $0.5 million of cash acquired from EVRYTHNG. This compares to a $7.1 million use of cash and investments in the first quarter of 2021.

On April 7, 2022, Digimarc issued 2.25 million shares of its common stock at a price of $25.90 per share in a registered direct offering resulting in gross cash proceeds to the company of $58.3 million.

Conference call

Digimarc will hold a conference call today (Thursday, May 12, 2022) to discuss these results and provide an update on market conditions and execution of strategy. CEO Riley McCormack, CFO Charles Beck and CLO Robert Chamness will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay here and in the investor section of the company's website. The conference call script will also be posted to the company's website shortly before the call.

For those who wish to call in via telephone to ask a question, please dial the number below at least five minutes before the scheduled start time:

Toll-Free Number: 866-562-9934
International Number: 706-679-0638
Conference ID: 1175210

If you have any difficulty connecting with the conference call, please contact Lara Burhenn.

Company contact:

Lara Burhenn

Director, Corporate Communications
Lara.Burhenn@digimarc.com

+1 503-469-4704

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About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a global leader in product digitization, delivering business value across industries through unique identifiers and cloud-based solutions. A trusted partner in deterring digital counterfeiting of global currency for more than 20 years, Digimarc illuminates a product's journey to provide intelligence and promote a prosperous, safer, and more sustainable world. With Digimarc, you can finally see everything. And when you see everything, you can achieve anything. For more information, visit us at digimarc.com.

Forward-looking statements

Except for historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and regulatory factors. More detailed information about risk factors that may affect actual results are outlined in the company's Form 10-K for the year ended December 31, 2021, and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Non-GAAP gross profit, Non-GAAP gross profit margin, Non-GAAP operating expenses, Non-GAAP net loss, and Non-GAAP loss per common share (diluted). See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP financial measures are an important measure of our operating performance because they allow management, investors and analysts to evaluate and assess our core operating results from period-to-period after removing non-cash and non-recurring activities that affect comparability.  Our management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparisons.

Digimarc believes that providing these non-GAAP financial measures, together with the reconciliation to GAAP, helps management and investors make comparisons between us and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measures provided by each company under applicable SEC rules. These non-GAAP financial measures are not measurements of financial performance or liquidity under GAAP. In order to facilitate a clear understanding of its consolidated historical operating results, investors should examine Digimarc’s non-GAAP financial measures in conjunction with its historical GAAP financial information, and investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.  Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to, GAAP financial measures. Non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future results.

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information
	March 31,	March 31,
	2022	2021
Revenue:
Service	$3,620	$3,784
Subscription	3,791	2,916
Total revenue	7,411	6,700
Cost of revenue:
Service (1)	1,831	1,570
Subscription (1)	1,042	791
Amortization expense on acquired intangible assets	1,194	—
Total cost of revenue	4,067	2,361
Gross profit
Service (1)	1,789	2,214
Subscription (1)	2,749	2,125
Amortization expense on acquired intangible assets	(1,194)	—
Total gross profit	3,344	4,339
Gross profit margin:
Total	45%	65%
Service (1)	49%	59%
Subscription (1)	73%	73%

Operating expenses:
Sales and marketing	7,945	4,941
Research, development and engineering	6,091	4,131
General and administrative	6,408	3,493
Amortization expense on acquired intangible assets	342	—
Impairment of lease right of use assets and leasehold improvements	574	—
Total operating expenses	21,360	12,565

Operating loss	(18,016)	(8,226)
Other income (loss), net	(4)	10
Loss before income taxes	(18,020)	(8,216)
Benefit (provision) for income taxes	239	(6)
Net loss	$(17,781)	$(8,222)

Loss per common share:
Loss per common share — basic	$(1.03)	$(0.50)
Loss per common share — diluted	$(1.03)	$(0.50)
Weighted average common shares outstanding — basic	17,344	16,333
Weighted average common shares outstanding — diluted	17,344	16,333

(1) Cost of revenue, Gross profit and Gross profit margin for Service and Subscription excludes amortization expense on acquired intangible assets.

Digimarc Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information
	March 31,	March 31,
	2022	2021
GAAP gross profit	$3,344	$4,339
Amortization of acquired intangible assets	1,194	—
Amortization and write-off of other intangible assets	141	142
Stock-based compensation	201	173
Non-GAAP gross profit	4,880	4,654
Non-GAAP gross profit margin	66%	69%

GAAP operating expenses	$21,360	$12,565
Depreciation and write-off of property and equipment	(390)	(363)
Amortization of acquired intangible assets	(342)	—
Amortization and write-off of other intangible assets	(30)	(35)
Amortization of lease right of use assets under operating leases	(271)	(118)
Stock-based compensation	(2,267)	(1,837)
Impairment of lease right of use assets and leasehold improvements	(574)	—
Acquisition-related expenses	(444)	—
Non-GAAP operating expenses	$17,042	$10,212

GAAP net loss	$(17,781)	$(8,222)
Total adjustments to gross profit	1,536	315
Total adjustments to operating expenses	4,318	2,353
Non-GAAP net loss	$(11,927)	$(5,554)

GAAP loss per common share (diluted)	$(1.03)	$(0.50)
Non-GAAP net loss	$(11,927)	$(5,554)
Non-GAAP loss per common share (diluted)	$(0.69)	$(0.34)

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents (1)	$3,228	$13,789
Marketable securities (1)	15,958	19,537
Trade accounts receivable, net	5,934	6,368
Loan receivable from related party	—	2,001
Other current assets	4,489	2,316
Total current assets	29,609	44,011
Marketable securities (1)	5,709	8,292
Property and equipment, net	2,922	2,875
Intangibles, net	41,833	6,611
Goodwill	6,412	1,114
Lease right of use assets	5,746	1,300
Other assets	1,268	673
Total assets	$93,499	$64,876

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$10,875	$4,727
Deferred revenue	4,315	2,989
Total current liabilities	15,190	7,716
Long-term lease liabilities	6,267	1,028
Other long-term liabilities	519	752
Total liabilities	21,976	9,496

Shareholders' equity:
Preferred stock	50	50
Common stock	18	17
Additional paid-in capital	296,364	261,324
Accumulated deficit	(223,792)	(206,011)
Accumulated other comprehensive loss	(1,117)	—
Total shareholders' equity	71,523	55,380

Total liabilities and shareholders' equity	$93,499	$64,876

(1) Aggregate cash, cash equivalents, and marketable securities was $24,895 and $41,618 at March 31, 2022 and December 31, 2021, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Three Month Information
	March 31,	March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(17,781)	$(8,222)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and write-off of property and equipment	390	363
Amortization of acquired intangible assets	1,536	—
Amortization and write-off of other intangible assets	171	177
Amortization of lease right of use assets under operating leases	271	118
Amortization of net premiums (discounts) on marketable securities	26	(266)
Stock-based compensation	2,468	2,010
Impairment of lease right of use assets and leasehold improvements	574	—
Changes in operating assets and liabilities:
Trade accounts receivable	1,731	(612)
Other current assets	(17)	219
Other assets	(601)	(44)
Accounts payable and other accrued liabilities	219	501
Deferred revenue	(423)	(55)
Lease liability and other long-term liabilities	(420)	(177)
Net cash used in operating activities	(11,856)	(5,988)

Cash flows from investing activities:
Net cash paid for acquisition	(3,512)	—
Purchase of property and equipment	(414)	(317)
Capitalized patent costs	(119)	(159)
Proceeds from maturities of marketable securities	5,937	17,494
Purchases of marketable securities	—	(25,151)
Net cash provided by (used in) investing activities	1,892	(8,133)

Cash flows from financing activities:
Purchase of common stock	(583)	(870)
Repayment of loan	(15)	—
Net cash used in financing activities	(598)	(870)
Effect of exchange rate on cash	1	—
Net decrease in cash and cash equivalents (2)	$(10,561)	$(14,991)

Cash, cash equivalents and marketable securities at beginning of period	41,618	77,728
Cash, cash equivalents and marketable securities at end of period	24,895	70,660
(2) Net decrease in cash, cash equivalents and marketable securities	$(16,723)	$(7,068)

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